Exhibit 21

SUBSIDIARIES OF SAMSONITE CORPORATION (Delaware)

(Ownership Interest of 100% Unless Otherwise Indicated)

C.V. Holdings, Inc.	Colorado
SC International Holdings C.V. (95% limited partnership,
with Samsonite Corporation holding 5%)	Netherlands
SC Denmark ApS	Denmark
Samsonite Europe N.V.	Belgium
Samsonite Norway AS	Norway
Samsonite S.A.S.	France
Samsonite Limited	United Kingdom
Samsonite B.V.	Netherlands
Samsonite Ges.m.b.H.	Austria
Samsonite GmbH	Germany
Samsonite-Hungaria Borond KFT	Hungary
Samsonite Finanziaria S.r.l.	Italy
Samsonite S.p.A
(60% joint venture)	Italy
Samsonite Espana S.A.	Spain
Samsonite AB (Aktiebolag)	Sweden
Samsonite A/S	Denmark
Samsonite AG	Switzerland
Samsonite Slovakia, s.r.o.	Slovakia
Samsonite Sp. z o.o.	Poland
Samsonite Finland Oy	Finland
Samsonite CZ spol. s r.o.	Czech Republic
Samsonite Luggage Hellas SA	Greece
Samsonite Mauritius Limited	Mauritius
Samsonite South Asia
Private Limited
(60% joint venture)	India
Samsonite Singapore Pte Ltd	Singapore
Samsonite Asia Limited	Hong Kong
Samsonite Korea Limited
(80% joint venture)	Korea
Samsonite (Malaysia) Sdn Bhd	Malaysia
Samsonite Luggage
(Ningbo) Co. Ltd.	China
Samsonite International Trading
(Ningbo) Co. Ltd	China

SAM Worldwide Financing BVBA	Belgium

Samsonite Japan Co., Ltd	Japan

Samsonite Arabia FZCO (U.A.E.) (60% joint venture)	United Arab Emirates

Samsonite (Thailand) Co., Ltd. (60% joint venture)	Thailand

Samsonite Australia Pty Limited (70% joint venture)	Australia

Samsonite Latinoamerica, S.A. de C.V.	Mexico
Samsonite Mexico, S.A. de C.V.	Mexico

Samsonite Peru, S.A.C.	Peru
Samsonite Colombia Limitada	Colombia
Samsonite Canada Inc.	Canada
Samson, S.A. de C.V.	Mexico

Samsonite Mercosur Limited (51% joint venture)	Bahamas
Samsonite Brasil Ltda.	Brazil
Samsonite Argentina S.A.	Argentina
Arife S.A. (70% joint venture)	Argentina
Lonberg Express S.A.	Uruguay

Samsonite Company Stores, Inc.	Indiana
Samsonite Pacific Ltd.	Colorado
Direct Marketing Ventures, Inc.	Colorado
Samsonite Holdings Inc.	Delaware
Astrum R.E. Corp.	Delaware

Lambertson-Truex LLC (63% joint venture)	Delaware

Global Licensing Company, LLC	Delaware

McGregor II, LLC	Delaware
Jody Apparel II, LLC	Delaware

Shelf Holdings, Inc.	Delaware
Shelf Acquisition, Inc.	Delaware

Ownership Interests of 50% or Less

Samsonite S.p.A. participates in a joint venture in which it holds 40% of the shares of:

Factory Store 1 S.r.l.

Via Milano 18

Corsico (MI)

ITALY